EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Global Select Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/13/2016	Purchase	$ 20.0000		100
12/14/2016	Purchase	$ 19.9939	[1]	1234
12/15/2016	Purchase	$ 20.0000		13
12/15/2016	Purchase	$ 19.9815	[2]	317
12/21/2016	Purchase	$ 19.2148	[3]	17585
12/21/2016	Purchase	$ 19.5456	[4]	11755
12/22/2016	Purchase	$ 18.9590	[5]	9650
12/23/2016	Purchase	$ 19.5233	[6]	8901
12/27/2016	Purchase	$ 19.9720	[7]	9500
12/28/2016	Purchase	$ 19.0817	[8]	7360
12/28/2016	Purchase	$ 19.5016	[9]	940
12/29/2016	Purchase	$ 18.3826	[10]	3600
12/29/2016	Purchase	$ 18.9131	[11]	6300
12/30/2016	Purchase	$ 17.9514	[12]	14000
1/3/2017	Purchase	$ 17.4500	[13]	9000
1/4/2017	Purchase	$ 18.1217	[14]	1500

1 This transaction was executed in multiple trades at prices ranging from $19.95 - 20.00.

2 This transaction was executed in multiple trades at prices ranging from $19.95 - 20.00.

3 This transaction was executed in multiple trades at prices ranging from $18.85 – 19.425.

4 This transaction was executed in multiple trades at prices ranging from $19.45 – 20.00.

5 This transaction was executed in multiple trades at prices ranging from $18.80 – 19.10.

6 This transaction was executed in multiple trades at prices ranging from $19.15 – 19.75.

7 This transaction was executed in multiple trades at prices ranging from $19.75 - 20.15.

8 This transaction was executed in multiple trades at prices ranging from $18.80 - 19.325.

9 This transaction was executed in multiple trades at prices ranging from $19.35 - 19.90.

10 This transaction was executed in multiple trades at prices ranging from $17.85 - 18.60.

11 This transaction was executed in multiple trades at prices ranging from $18.625 - 19.35.

12 This transaction was executed in multiple trades at prices ranging from $17.80 - 18.80.

13 This transaction was executed in multiple trades at prices ranging from $17.15 - 17.80.

14 This transaction was executed in multiple trades at prices ranging from $17.75 - 18.45.

1/4/2017	Purchase	$ 18.9022	[15]	7750
1/5/2017	Purchase	$ 18.6068	[16]	8132
1/6/2017	Purchase	$ 19.3339	[17]	9300
1/9/2017	Purchase	$ 19.0933	[18]	9300
1/10/2017	Purchase	$ 18.8823	[19]	7900
1/11/2017	Purchase	$ 18.6908	[20]	7172
1/12/2017	Purchase	$ 18.8718	[21]	8668
1/13/2017	Purchase	$ 19.3822	[22]	9500
1/17/2017	Purchase	$ 18.4965	[23]	8448
1/18/2017	Purchase	$ 18.2873	[24]	7100
1/19/2017	Purchase	$ 18.1336	[25]	13644
1/20/2017	Purchase	$ 18.5345	[26]	15000
1/23/2017	Purchase	$ 18.5892	[27]	13653
1/24/2017	Purchase	$ 18.4904	[28]	7505
1/25/2017	Purchase	$ 18.9440	[29]	9128
1/26/2017	Purchase	$ 18.8774	[30]	11214
1/27/2017	Purchase	$ 19.0208	[31]	6790
1/27/2017	Purchase	$ 19.6656	[32]	8210

15 This transaction was executed in multiple trades at prices ranging from $18.50 - 19.15.

16 This transaction was executed in multiple trades at prices ranging from $18.325 - 19.30.

17 This transaction was executed in multiple trades at prices ranging from $18.80 - 19.50.

18 This transaction was executed in multiple trades at prices ranging from $18.75 - 19.50.

19 This transaction was executed in multiple trades at prices ranging from $18.50 - 19.15.

20 This transaction was executed in multiple trades at prices ranging from $18.25 - 19.25.

21 This transaction was executed in multiple trades at prices ranging from $18.60 - 19.20.

22 This transaction was executed in multiple trades at prices ranging from $19.175 - 19.50.

23 This transaction was executed in multiple trades at prices ranging from $18.225 - 19.00.

24 This transaction was executed in multiple trades at prices ranging from $18.05 - 18.50.

25 This transaction was executed in multiple trades at prices ranging from $17.95 - 18.25.

26 This transaction was executed in multiple trades at prices ranging from $18.10 - 18.75.

27 This transaction was executed in multiple trades at prices ranging from $18.35 - 18.80.

28 This transaction was executed in multiple trades at prices ranging from $18.05 - 18.65.

29 This transaction was executed in multiple trades at prices ranging from $18.775 - 19.05.

30 This transaction was executed in multiple trades at prices ranging from $18.575 - 19.15.

31 This transaction was executed in multiple trades at prices ranging from $18.65 - 19.25.

32 This transaction was executed in multiple trades at prices ranging from $19.45 - 19.875.